SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2023

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107,Scottsdale,AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

As previously reported in SolarWindow Technologies, Inc.’s (the “Company”) Form 8-K filed on December 15, 2022, in May 2022, the Company engaged legal counsel based in South Korea (“Korean Counsel”) and provided them the authority to act on behalf of SolarWindow Asia (USA) Corp., a Nevada corporation wholly owned by the Company, and the sole shareholder of the company’s Korean subsidiary. Korean Counsel attempted to Convene an Extraordinary General Meeting of the Shareholders and to Inspect Books of Account and Shareholder Register by sending notice to the Directors to which Korean Counsel received no response. About August 30, 2022, Korean Counsel then filed with the Korean courts a request for an order to convene an extraordinary general meeting of the shareholders (“EGM”), which required that Rhee, as the representative director of the Company, be served notice. Following several unsuccessful attempts to serve Rhee (September 26, 2022, October 6, 2022, and on October 12, 2022), the Korean Counsel effected service on October 19, 2022.

A hearing in the 31st Civil Division of the Korean courts was held on November 16, 2022. At the hearing, Korean Counsel submitted that the sole shareholder of the Korean Subsidiary is seeking to convene an EGM as soon as possible, that Rhee has not provided required financial information of the Korean Subsidiary to the Company, that Rhee was legally dismissed as a director of SolarWindow Asia (USA) Corp. on May 8, 2022, the current legally recognized director is the Company’s Interim CFO, and that a Canadian court has issued an injunction prohibiting Rhee from exercising any rights as a shareholder of the Company. Further, the Company has elected to appoint an independent third party who can objectively conduct an EGM. Korean Counsel asked the Korean court to make a prompt decision in consideration of the above circumstances.

On March 2, 2023, the Company received a copy of an order dated February 27, 2023 (the “Order”) issued by the Suwon District Court 31st Civil Division (the “Court”), granting the relief sought by SolarWindow Asia (USA) Corp. In granting the relief the Court ordered that (as translated from Korean):

“1. The Applicant shall be permitted to convene an extraordinary general meeting of shareholders of the Company, which will be held for the agenda set out in the attached Schedule.

2. Attorney Joong-seo Choi (born on December 3, 1980) shall be appointed as the chairperson of the extraordinary general meeting of shareholders referred to in paragraph 1 above.”

The Court stated its support of SolarWindow Asia (USA) Corp.’s application that “Considering the case records and the hearing of this case as a whole, we find that the Applicant, who is the shareholder holding 100% of the total number of shares issued by the Company, had requested the Company on August 17, 2022 to convene an extraordinary general meeting of shareholders for the agenda items listed in the attached Schedule, however, the Company has not initiated the process to convene such a meeting to date.

Based on the above factual finding, we find that it is necessary to grant permission to the Applicant in respect of convening an extraordinary general meeting of shareholders for the agenda items listed in the attached Schedule pursuant to Article 366(2) and (1) of the Commercial Code.

***

“Further, since it would not be appropriate to allow the Company’s Representative Director John Sung Hee Rhee to chair the extraordinary general meeting of shareholders that is convened by the Company in accordance with this Court’s permission, given that John Sung Hee Rhee had not convened the extraordinary general meeting of shareholders, which the Applicant had requested in accordance with the provisions of the Commercial Code, the attorney referred to in paragraph 2 above of the Order shall be appointed as the chairperson of the above-referenced extraordinary general meeting of shareholders.”

The Company is now in the process of scheduling the EGM.

The Schedule referenced in, and annexed to, the Order provides as follows:

Proposed Resolutions for Extraordinary General Meeting of Shareholders

Proposed Resolution No. 1: Dismissal of Internal Directors

Proposed Resolution No. 1-1: Dismissal of Internal Director John Sung Hee Rhee, a national of the United States

Proposed Resolution No. 1-2: Dismissal of Internal Director Young Moo Park

Proposed Resolution No. 1-3: Dismissal of Internal Director Kwan Young Jang

Proposed Resolution No. 2: Appointment of New Directors

Proposed Resolution No. 2-1: Appointment of Internal Director Joseph Sierchio

Proposed Resolution No. 2-2: Appointment of Internal Director Amit Singh

Proposed Resolution No. 2-3: Appointment of Internal Director Alexandra Musk-Steuart

Proposed Resolution No. 3: Dismissal of Auditor Yong Seung Jeon

Proposed Resolution No. 4: Appointment of Auditor Justin Frere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 7, 2023.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer